EXHIBIT 1
                                    ---------

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.08 per share, of Central European Media Enterprises, Ltd. is filed jointly, on behalf of each of them.

Dated:   August 17, 2000
                                             /s/  Mark A. Riely
                                             -----------------------------
                                             Mark A. Riely


                                             /s/ Curtis L. Alexander
                                             -----------------------------
                                             Curtis L. Alexander

                                             MEDIA GROUP INVESTORS, L.P.
                                             By:  Media Group Management, Inc.,
                                                  its general partner


                                             By: /s/  Mark A. Riely
                                             -----------------------------
                                             Name:  Mark A. Riely
                                             Title: President

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